                                      NORTH ATLANTIC ENERGY COMPANY                                   EXHIBIT H.7
                                      PROJECTED MONTH ENDING SHORT-TERM DEBT LEVEL
                                      (THOUSANDS OF DOLLARS)





                          JAN     FEB     MAR     APR     MAY     JUN     JUL     AUG     SEP     OCT     NOV     DEC
                          1997    1997    1997    1997    1997    1997    1997    1997    1997    1997    1997    1997
ENDING SHORT-TERM
DEBT (a)                6,112  (1,867)  21,896  15,063   8,118  48,050  40,124  30,682  46,044  38,142  29,778  (41,091)

CONTINGENCIES:
         (b)           10,000   10,000  10,000  10,000  10,000  10,000  10,000  10,000  10,000  10,000  10,000  10,000
                      -------   ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
                       16,112    8,133  31,896  25,063  18,118  58,050  50,124  40,682  56,044  48,142  39,778  (31,091)



                          JAN     FEB     MAR     APR     MAY     JUN     JUL     AUG     SEP     OCT     NOV     DEC
                          1998    1998    1998    1998    1998    1998    1998    1998    1998    1998    1998    1998
ENDING SHORT-TERM
DEBT (a)              (60,144)  (68,034)  6,782  (3,741)(10,360) 42,837  35,693  26,777  25,400  19,428  13,818  25,731

CONTINGENCIES:
         (b)           10,000    10,000  10,000  10,000  10,000  10,000  10,000  10,000  10,000  10,000  10,000  10,000
                      --------   ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  -------
                      (50,144)  (58,034) 16,782   6,259    (360) 52,837  45,693  36,777  35,400  29,428  23,818  35,731




(a) Short-term debt levels based on the Company's Receipt and Disbursements Forecast (attached).
(b) Contingency based on an estimate of average monthly variances of cash balances forecast to be approximately $10 million.

Wednesday, February 12, 1997
                                                                  NORTH ATLANTIC ENERGY COMPANY
                                                                    RECEIPTS AND DISBURSEMENTS
                                                               1997 FORECAST - PSNH CUSTOMER FIRST


                                    Jan      Feb      Mar      Apr      May      Jun      Jul      Aug      Sep
                                    1997     1997     1997     1997     1997     1997     1997     1997     1997



                                                                     PLANNED FINANCINGS

   FIRST MORTGAGE BONDS
   OTHER LONG-TERM DEBT
   PREFERRED STOCK
   COMMON STOCK ISSUE
   CAPITAL CONTR TO SUBS
   CASH RETIREMENTS-LTD                                                         (20000)
   CASH RETIREMENTS-COMMON STK
   CASH RETIREMENTS-PFD STK
   CASH RETIREMENTS-PRIOR SPENT F
   FINANCING EXPENSE
                                   ------   ------   ------   ------   ------   ------   ------   ------   ------
     NET PLANNED FINANCING                                                      (20000)

 CASH BEFORE AUTOMATIC FINANCINGS   (3612)   7979   (21896)    6833     7444    (39432)   7926     9942   (14861)

                                                                    AUTOMATIC FINANCINGS

   SHORT-TERM DEBT BORROWED          3612            21896                       39432                     14861
   SHORT-TERM DEBT REPAID                   (6112)            (6333)   (6944)            (7426)   (9442)
                                   ------   ------   ------   ------   ------   ------   ------   ------   ------
     NET AUTOMATIC FINANCINGS        3612   (6112)   21896    (6333)   (6944)    39432   (7426)   (9442)   14861

 ENDING CASH BALANCE                  ( )    1867        0      500      500       ( )     500      500

 ENDING BALANCES:
 ---------------
   CASH                                       500               500      500               500      500
   TEMP CASH INVESTMENTS                     1367
                                   ------   ------   ------   ------   ------   ------   ------   ------   ------
   TOTAL CASH BALANCE                        1867               500      500               500      500

   SHORT TERM DEBT                  6112             21896    15563     8618    48050    40624    31182    46044
                                   ------   ------   ------   ------   ------   ------   ------   ------   ------
     NET CASH + TCI - STD          (6112)    1867   (21896)  (15063)   (8118)  (48050)  (40124)  (30682)  (46044)



Wednesday, February 12, 1997

                                                               NORTH ATLANTIC ENERGY COMPANY
                                                                 RECEIPTS AND DISBURSEMENTS
                                                            1997 FORECAST - PSNH CUSTOMER FIRST





                                      Oct      Nov      Dec      Year
                                      1997     1997     1997     1997

   FIRST MORTGAGE BONDS
   OTHER LONG-TERM DEBT
   PREFERRED STOCK
   COMMON STOCK ISSUE
   CAPITAL CONTR TO SUBS
   CASH RETIREMENTS-LTD                               (190000)  (210000)
   CASH RETIREMENTS-COMMON STK
   CASH RETIREMENTS-PFD STK
   CASH RETIREMENTS-PRIOR SPENT F
     FINANCING EXPENSE                                  (9500)    (9500)
                                      ------   ------   ------   ------
     NET PLANNED FINANCING                            (199500)  (219500)

 CASH BEFORE AUTOMATIC FINANCINGS      7902     8864    71369     43591



   SHORT-TERM DEBT BORROWED                                       79801
   SHORT-TERM DEBT REPAID             (7402)   (8364)   (30278)  (82301)
                                      ------   ------   ------   ------
     NET AUTOMATIC FINANCINGS         (7402)   (8364)   (30278)   (2500)

 ENDING CASH BALANCE                    500      500     41091    41091

 ENDING BALANCES:
 ---------------
   CASH                                 500      500       500      500
   TEMP CASH INVESTMENTS                                 40591    40591
                                      ------   ------   ------   ------
   TOTAL CASH BALANCE                   500      500     41091    41091

   SHORT TERM DEBT                    38642    30278
                                      ------   ------   ------   ------
      NET CASH + TCI - STD           (38142)  (29778)    41091    41091




















Wednesday, February 12, 1997
                                                               NORTH ATLANTIC ENERGY COMPANY
                                                                 RECEIPTS AND DISBURSEMENTS
                                                            1997 FORECAST - PSNH CUSTOMER FIRST


                                    Jan      Feb      Mar      Apr      May      Jun      Jul      Aug      Sep
                                    1997     1997     1997     1997     1997     1997     1997     1997     1997

 BEGINNING CASH BALANCE              1038             1867               500      500                500     500

                                                                       CASH RECEIPTS
 CASH RECEIPTS:
   RESIDENTIAL
   COMMERCIAL
   INDUSTRIAL
   OTHER RETAIL
   WHOLESALE
   ADDITIONAL REQUIRED
   OTHER REVENUE
   INTEREST INCOME                      0                 6
   DIVIDENDS RECEIVED
   OTHER RECEIPTS
   PAYMENTS FROM ASSOC. COS         14196    13661    13491    13608    13617    14194    15797    15611    15557
   RESERVES FROM SWAP
                                    ------   ------   ------   ------   ------   ------   ------   ------   ------
     TOTAL RECEIPTS                 14196    13661    13497    13608    13617    14194    15797    15611    15557


                                                                     CASH DISBURSEMENTS
 CASH DISBURSEMENTS:
   FOSSIL FUEL
   NUCLEAR FUEL                     14152      293      321     2228      321      790      (14)     229      312
   PURCHASED POWER
   INTERCOMPANY BILLINGS - NUGT
   INTERCOMPANY BILLINGS - NAECO
   INTERCOMPANY BILLINGS - IRREG
   OTHER TAXES                        136      126      125     1479      211     5637      133      114       98
   FEDERAL INCOME TAX                                  4037    (2086)             2086
   STATE INCOME TAX                                     161
   O&M LABOR                         1278     1042     1105     1258     1919     2092     1427     1087     1072
   O&M NON-LABOR                     2344     2981     2431     2579     2935     4479     4880     3330     2536
   INTEREST ON SHORT-TERM DEBT         12       30               107       76       42      235      199      153
   INTEREST ON LONG-TERM DEBT                          2871                      17791                       3536
   PREFERRED DIVIDEND
   COMMON DIVIDEND                                    25000                                                 22000
   MISC DISBURSEMENTS                  56       56       56       56       56       56       57       57       57
   NUCLEAR DECOMMISSIONING            375      375      375      375      375      375      375      375      375
   MMWEC SETTLEMENT
   SPP SETTLEMENT
   COST OF REMOVAL
                                    ------   ------   ------   ------   ------   ------   ------   ------   ------
     TOTAL OPERATING DIBURSEMENTS   18357     4907    36486     6001     5899    33352     7097     5395    30144

 CASH GENERATION BEFORE CONST       (4161)    8754   (22989)    7607     7718   (19158)    8700    10216   (14587)
   CONST EXP - LABOR                   72       72       72       72       72       72       72       72       72
   CONST EXP - NON-LABOR              418      703      703      703      703      703      703      703      703
 INV NOT INCLUDED IN CONSTR
                                    ------   ------   ------   ------   ------   ------   ------   ------   ------
      TOTAL CONSTR EXPENDITURES        490      774      774      774      774      774      774      774      774

 INTERNAL CASH BEFORE FINANCINGS    (3612)    7979   (21896)    6833     7444   (19432)    7926     9942   (14861)


Wednesday, February 12, 1997
                                                               NORTH ATLANTIC ENERGY COMPANY
                                                                 RECEIPTS AND DISBURSEMENTS
                                                            1997 FORECAST - PSNH CUSTOMER FIRST



                                      Oct      Nov      Dec      Year
                                      1997     1997     1997     1997

 BEGINNING CASH BALANCE                          500      500      1038


 CASH RECEIPTS:
   RESIDENTIAL
   COMMERCIAL
   INDUSTRIAL
   OTHER RETAIL
   WHOLESALE
   ADDITIONAL REQUIRED                                 321896    321896
   OTHER REVENUE
   INTEREST INCOME                                                    6
   DIVIDENDS RECEIVED
   OTHER RECEIPTS
   PAYMENTS FROM ASSOC. COS           13732    13769    13733    170966
   RESERVES FROM SWAP
                                      ------   ------   ------   ------
     TOTAL RECEIPTS                   13732    13769   335629    492868



 CASH DISBURSEMENTS:
   FOSSIL FUEL
   NUCLEAR FUEL                         724       312     321     19989
   PURCHASED POWER
   INTERCOMPANY BILLINGS - NUGT
   INTERCOMPANY BILLINGS - NAECO
   INTERCOMPANY BILLINGS - IRREG
   OTHER TAXES                           85       84     4668     12896
   FEDERAL INCOME TAX                                              4037
   STATE INCOME TAX                                                 161
   O&M LABOR                           1083     1082     1219     15664
   O&M NON-LABOR                       2502     2527     2524     36049
   INTEREST ON SHORT-TERM DEBT          225      189      148      1416
   INTEREST ON LONG-TERM DEBT                           16885     41083
   PREFERRED DIVIDEND
   COMMON DIVIDEND                                       5000     52000
   MISC DISBURSEMENTS                    57       57    33341     33962
   NUCLEAR DECOMMISSIONING              375      375      375      4500
   MMWEC SETTLEMENT
   SPP SETTLEMENT
   COST OF REMOVAL
                                      ------   ------   ------   ------
     TOTAL OPERATING DIBURSEMENTS      5056     4631    64486    221809

 CASH GENERATION BEFORE CONST          8676     9138   271143    271059
   CONST EXP - LABOR                     72       72       72       859
   CONST EXP - NON-LABOR                703      703      703      8146
   INV NOT INCLUDED IN CONSTR
                                      ------   ------   ------   ------
     TOTAL CONSTR EXPENDITURES          774      774      774      9006

 INTERNAL CASH BEFORE FINANCINGS       7902     8864   270869    263091

Wednesday, February 12, 1997
                                                        NORTH ATLANTIC ENERGY COMPANY
                                                          RECEIPTS AND DISBURSEMENTS
                                                     1997 FORECAST - PSNH CUSTOMER FIRST


                                    Jan      Feb      Mar      Apr      May      Jun      Jul      Aug      Sep
                                    1998     1998     1998     1998     1998     1998     1998    1998     1998



                                                                     PLANNED FINANCINGS

   FIRST MORTGAGE BONDS
   OTHER LONG-TERM DEBT
   PREFERRED STOCK
   COMMON STOCK ISSUE
   CAPITAL CONTR TO SUBS
   CASH RETIREMENTS-LTD                                                        (40000)
   CASH RETIREMENTS-COMMON STK
   CASH RETIREMENTS-PFD STK
   CASH RETIREMENTS-PRIOR SPENT F
   FINANCING EXPENSE
                                   ------   ------   ------   ------   ------   ------   ------   ------   ------
    NET PLANNED FINANCING                                                      (40000)

 CASH BEFORE AUTOMATIC FINANCINGS  60144    68034   (6782)    10523    10360   (42837)    7144      9416     1877

                                                                    AUTOMATIC FINANCINGS

   SHORT-TERM DEBT BORROWED                          6782                       42837
   SHORT-TERM DEBT REPAID                                     (6782)                     (6644)    (8916)   (1377)
                                   ------   ------   ------   ------   ------   ------   ------   ------   ------
     NET AUTOMATIC FINANCINGS                        6782     (6782)            42837    (6644)    (8916)   (1377)

 ENDING CASH BALANCE                60144   68034       0      3741    10360        ()     500       500      500

 ENDING BALANCES:
 ---------------
   CASH                               500     500      ()       500      500               500       500      500
   TEMP CASH INVESTMENTS            59644   67534              3241     9860
                                   ------   ------   ------   ------   ------   ------   ------   ------   ------
   TOTAL CASH BALANCE               60144   68034      ()      3741    10360               500       500      500

   SHORT TERM DEBT                                     6782                      42837   36193     27277    25900
                                   ------   ------   ------   ------   ------   ------   ------   ------   ------
     NET CASH + TCI - STD           60144   68034     (6782)   3741    10360    (42837) (35693)   (26777)  (25400)







Wednesday, February 12, 1997
                                                       NORTH ATLANTIC ENERGY COMPANY
                                                         RECEIPTS AND DISBURSEMENTS
                                                     1997 FORECAST - PSNH CUSTOMER FIRST


                                      Oct      Nov      Dec      Year
                                      1998     1998     1998     1998

   FIRST MORTGAGE BONDS
   OTHER LONG-TERM DEBT
   PREFERRED STOCK
   COMMON STOCK ISSUE
   CAPITAL CONTR TO SUBS
   CASH RETIREMENTS-LTD                                          (40000)
   CASH RETIREMENTS-COMMON STK
   CASH RETIREMENTS-PFD STK
   CASH RETIREMENTS-PRIOR SPENT F
   FINANCING EXPENSE
                                      ------   ------   ------   ------
     NET PLANNED FINANCING                                       (40000)

 CASH BEFORE AUTOMATIC FINANCINGS      6472     6111   (11413)   (25371)



   SHORT-TERM DEBT BORROWED                             11413     61033
   SHORT-TERM DEBT REPAID             (5972)   (5611)            (35302)
                                      ------   ------   ------   ------
     NET AUTOMATIC FINANCINGS         (5972)   (5611)   11413     25371

 ENDING CASH BALANCE                    500      500       ()         0

 ENDING BALANCES:
 ---------------
   CASH                                 500      500
   TEMP CASH INVESTMENTS
                                      ------   ------   ------   ------
   TOTAL CASH BALANCE                   500      500

   SHORT TERM DEBT                    19928    14318    25731     25731
                                      ------   ------   ------   ------
     NET CASH + TCI - STD            (19428)  (13818)  (25731)   (25731)




Wedneday February 12, 1997
                                                      NORTH ATLANTIC ENERGY COMPANY
                                                       RECEIPTS AND DISBURSEMENTS
                                                     1997 FORECAST - PSNH CUSTOMER FIRST


                                    Jan      Feb      Mar      Apr      May      Jun      Jul      Aug      Sep
                                    1998     1998     1998     1998     1998     1998     1998     1998     1998

 BEGINNING CASH BALANCE             41091   60144    68034        ()    3741    10360                500     500

                                                                       CASH RECEIPTS
 CASH RECEIPTS:
   RESIDENTIAL
   COMMERCIAL
   INDUSTRIAL
   OTHER RETAIL
   WHOLESALE
   ADDITIONAL REQUIRED                       (387)    (382)     (386)   (386)    (402)      (448)   (442)   (441)
   OTHER REVENUE
   INTEREST INCOME                    180     265      300                14       44
   DIVIDENDS RECEIVED
   OTHER RECEIPTS
   PAYMENTS FROM ASSOC. COS         24512   13661    13491     13608   13617     14914     15797   15611    15557
   RESERVES FROM SWAP
                                   ------   ------   ------   ------   ------   ------   ------   ------   ------
     TOTAL RECEIPTS                 24692   13539    13409     13222   13246     13836     15349   15169    15116


                                                                     CASH DISBURSEMENTS
 CASH DISBURSEMENTS:
   FOSSIL FUEL
   NUCLEAR FUEL                       266     292      320       257     320       311       266     320      311
   PURCHASED POWER
   INTERCOMPANY BILLINGS - NUGT
   INTERCOMPANY BILLINGS - NAECO
   INTERCOMPANY BILLINGS - IRREG
   OTHER TAXES                        121     108      108      1465      198     5911       120      99       85
   FEDERAL INCOME TAX                                63458     (4112)            (5356)                     (5148)
   STATE INCOME TAX                                   6057
   O&M LABOR                         1137      893     959      1116     1800     1977      1291     940      925
   O&M NON-LABOR                     2844     2653    2084      2237     2605     4199      4614    3013     2192
   INTEREST ON SHORT-TERM DEBT                                    33                         211     178      134
   INTEREST ON LONG-TERM DEBT                         3536                        8288                       3536
   PREFERRED DIVIDEND
   COMMON DIVIDEND                                   10000                       10000                      10000
   MISC DISBURSEMENTS                  57       58      58        58       58       58        58      59       59
   NUCLEAR DECOMMISSIONING            390      390     390       390      390      390       390     390      390
   MMWEC SETTLEMENT
   SPP SETTLEMENT
   COST OF REMOVAL
                                    ------   ------   ------   ------   ------   ------   ------   ------   ------

     TOTAL OPERATING DIBURSEMENTS    4820     4398    86975     1449     5375    25783      6954    5002    12489

 CASH GENERATION BEFORE CONST       19872     9141   (73566)   11773     7870   (11947)     8395   10167     2627

   CONST EXP - LABOR                  116      116      116      116      116      116       116     116      116
   CONST EXP - NON-LABOR              703     1135     1135     1135     1135     1135      1135    1135     1135

   INV NOT INCLUDED IN CONSTR
                                    ------   ------   ------   ------   ------   ------   ------   ------   ------
     TOTAL CONSTR EXPENDITURES        819     1251     1251     1251     1251     1251      1251    1251     1251

 INTERNAL CASH BEFORE FINANCINGS    60144    68034    (6782)   10523    10360    (2837)     7144    9416     1877


                                                       NORTH ATLANTIC ENERGY COMPANY
                                                         RECEIPTS AND DISBURSEMENTS
                                                     1997 FORECAST - PSNH CUSTOMER FIRST


                                      Oct      Nov      Dec      Year
                                      1998     1998     1998     1998

 BEGINNING CASH BALANCE                500      500      500     41091


 CASH RECEIPTS:
   RESIDENTIAL
   COMMERCIAL
   INDUSTRIAL
   OTHER RETAIL
   WHOLESALE
   ADDITIONAL REQUIRED                (389)    (390)    (389)    (4442)
   OTHER REVENUE
   INTEREST INCOME                                                 803
   DIVIDENDS RECEIVED
   OTHER RECEIPTS
   PAYMENTS FROM ASSOC. COS          13732    13769    13733    181282
   RESERVES FROM SWAP
                                     ------   ------   ------   ------
     TOTAL RECEIPTS                  13343    13379    13344    177643



 CASH DISBURSEMENTS:
   FOSSIL FUEL
   NUCLEAR FUEL                       2373     2776     1616      9428
   PURCHASED POWER
   INTERCOMPANY BILLINGS - NUGT
   INTERCOMPANY BILLINGS - NAECO
   INTERCOMPANY BILLINGS - IRREG
   OTHER TAXES                          73       73      4703    13605
   FEDERAL INCOME TAX                                   (2571)   46272
   STATE INCOME TAX                                               6057
   O&M LABOR                           935      934      1076    13984
   O&M NON-LABOR                      2158     2183      2180    32962
   INTEREST ON SHORT-TERM DEBT         127       98        70      852
   INTEREST ON LONG-TERM DEBT                            6478    21838
   PREFERRED DIVIDEND
   COMMON DIVIDEND                                      10000    40000
   MISC DISBURSEMENTS                    59       59       59      700
   NUCLEAR DECOMMISSIONING              390      390      390     4680
   MMWEC SETTLEMENT
   SPP SETTLEMENT
   COST OF REMOVAL
                                     ------   ------   ------    ------
     TOTAL OPERATING DIBURSEMENTS      6120     6517    24006    189889

 CASH GENERATION BEFORE CONST          7223     6861   (10662)   (12246)
   CONST EXP - LABOR                    116      116      116      1388
   CONST EXP - NON-LABOR               1135     1135     1135     13188
   INV NOT INCLUDED IN CONSTR
                                     ------   ------   ------    ------
     TOTAL CONSTR EXPENDITURES         1251     1251     1251     14576

 INTERNAL CASH BEFORE FINANCINGS       6472     6111   (11413)    14269
